UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadway Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

August 16, 2011

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on September 21, 2011.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the Company’s independent registered public accounting firm for 2011, to cast an advisory (non-binding) vote on executive compensation, and to transact such other business as may properly come before the stockholders at the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please complete, sign and date each proxy card you receive and return it to the Company as soon as possible in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

Sincerely,

Paul C. Hudson
Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company’s Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Notice of Annual Meeting of Stockholders

Wednesday, September 21, 2011

2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on September 21, 2011, for the following purposes:

1)	To elect three directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2014 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Albert O. Maddox, Mr. Daniel Medina and Mr. Virgil Roberts.

2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2011.

3)	To cast an advisory (non-binding) vote on executive compensation.

4)	To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected August 9, 2011 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please mail your proxy in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

By Order of the Board of Directors

Daniele Johnson Secretary

Los Angeles, California

August 16, 2011

Broadway Financial Corporation

Proxy Statement

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, September 21, 2011

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m. on September 21, 2011, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about August 16, 2011.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed and the Bank became a wholly owned subsidiary of the Company on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

THIS PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.broadwayfederalbank.com

RECORD DATE AND VOTING OF SHARES

The Board has selected August 9, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 1,744,565 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

A plurality of votes cast is required for the election of directors. The affirmative vote of the majority of shares represented and voting at the Annual Meeting, which must also constitute a majority of the required quorum, will be required to ratify the appointment of Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm and to adopt the proposal to approve executive compensation described in this Proxy Statement. Thus, broker nonvotes will not have any effect in the voting on these proposals. Abstentions could affect whether the majority of the quorum requirement is satisfied.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of the other proposals described in this Proxy Statement. Although the Board currently knows of no other matter to be brought before the Annual Meeting, if other matters properly are brought before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF PROXIES

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being made by mail. Computershare, the Company’s transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information, as of June 30, 2011, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012	215,000	(1)	12.32%

First Opportunity Fund, Inc. 2344 Spruce Street, Suite A Boulder, CO 80302	96,980	(2)	5.56%

Directors and Executive Officers:
Paul C. Hudson	90,317	(3)	5.18%
Kellogg Chan	43,139	(4)	2.47%
Robert C. Davidson, Jr.	10,713	(5)(6)	0.61%
Javier León	3,125	(4)	0.18%
A. Odell Maddox	19,019	(4)	1.09%
Daniel A. Medina	10,041	(4)(7)	0.58%
Virgil Roberts	14,632	(8)(9)	0.84%
Elrick Williams	192,642	(4)(10)	11.04%
Wayne-Kent A. Bradshaw	30,000	(11)	1.72%
Samuel Sarpong	34,685	(12)	1.99%
Wilbur McKesson	16,159	(13)	0.93%

All directors and executive officers as a group (11 persons)	464,472		26.63%

(1)	Information based upon Schedule 13G, filed on May 26, 2006 with the SEC by Cathay General Bancorp.
(2)	Information based upon Schedule 13G/A, filed on February 17, 2011 with the SEC by First Opportunity Fund, Inc. (formerly First Financial Fund, Inc.)
(3)	Includes 16,763 allocated shares under the Employee Stock Ownership Plan (“ESOP”), and 29,718 shares subject to options granted under the Company’s Long Term Incentive Plan (the “LTIP”), which options are all currently exercisable.
(4)	Includes 3,125 shares subject to options granted under the Company’s 2008 Long Term Incentive Plan (the “2008 LTIP”), which options are all currently exercisable.
(5)	Includes 5,356 shares held jointly with spouse with whom voting and investment power are shared.
(6)	Includes 1,428 shares subject to options granted under the Stock Option Plan for Outside Directors (the “SOPOD”), and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(7)	Includes 6,110 shares held jointly with spouse with whom voting and investment power are shared.
(8)	Includes 5,806 shares held jointly with spouse with whom voting and investment power are shared.
(9)	Includes 1,784 shares subject to options granted under the SOPOD, and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(10)	Information based upon Schedule 13G/A, filed on February 11, 2010 with the SEC by Elrick Williams. Mr. Williams is a majority owner of Williams Group Holdings LLC which owns 189,517 shares of the Company’s Common Stock.
(11)	Includes 30,000 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.

(12)	Includes 685 allocated shares under the ESOP, and 31,000 shares subject to options granted under the LTIP, which options are all currently exercisable.
(13)	Includes 159 allocated shares under the ESOP, and 16,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. If elected, Albert O. Maddox, Daniel Medina and Virgil Roberts will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age at December 31, 2010	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
A. Odell Maddox	64	1986	2011	Director
Daniel A. Medina	53	1997	2011	Director
Virgil Roberts	63	2002	2011	Director

CONTINUING DIRECTORS:
Paul C. Hudson	62	1985	2012	Chairman of the Board and Chief Executive Officer
Kellogg Chan	71	1993	2012	Director
Robert C. Davidson, Jr.	65	2003	2013	Director
Javier León	45	2007	2013	Director
Elrick Williams	63	2007	2013	Director

The Board of Directors unanimously recommends that you vote for the above nominees.

The following is a brief description of the business experience of the nominees and continuing directors for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Also set forth below for each director and nominee is a description of the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

Nominees

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company, and has served in that capacity since 1986. Mr. Maddox has worked in property management, real estate brokerage and investment businesses for over 35 years.

Mr. Maddox has extensive experience in real estate in Los Angeles, as well as significant experience in real estate lending and loan workouts. He has extensive entrepreneurial experience developing and managing small and medium-sized businesses. Mr. Maddox has a long history with and knowledge of the Company and the communities and markets in which the Company operates.

Daniel A. Medina began working for Needham & Company, LLC, a New York based investment bank in October 2009. Prior to working for Needham & Company, LLC, Mr. Medina was Managing Director of Capital Knowledge, LLC, a consulting firm that provided financial advisory services. He had been with Capital Knowledge, LLC and its predecessor since April 1, 2000.

Mr. Medina has extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He also has extensive knowledge of the capital markets and mergers and acquisitions, specifically within the financial services industry.

Virgil Roberts has been Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio, the Alliance of Artists and Record Companies and the Bridgespan Group, a management and consulting firm for large philanthropy companies with offices in Boston, San Francisco and New York.

Mr. Roberts’ qualifications to serve on the Board include his extensive legal and business experience and community leadership. Mr. Roberts serves on a number of local community boards and provides leadership to local community groups. Mr. Roberts serves as the Lead Director and Chair of the Company’s Nominating Committee. Mr. Roberts brings leadership, management and regulatory experience to the Board.

Continuing Directors

Kellogg Chan served as President of Asia Capital Group, Ltd., a biotechnology holding company, from 2001 to 2009. He has been a member of the Board since 1993. He served as the Chairman and Chief Executive Officer of Universal Bank, f.s.b from 1994 to 1995 and President and Chief Executive Officer of East-West Bank from 1976 to 1992.

Mr. Chan has extensive experience in the thrift industry through a wide variety of economic and interest rate cycles. He has served in executive management positions in thrift institutions and has experienced a diversity of corporate cultures. His extensive executive management experience includes strategic planning and implementation, and the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

Robert C. Davidson, Jr. retired in 2007 from his position as Chairman and Chief Executive Officer of Surface Protection Industries, a company he formed in 1978 and one of the largest African American owned manufacturing companies in California. He is a member of the Boards of Directors of Jacobs Engineering Group, Inc., a design and engineering firm whose stock is listed on the New York Stock Exchange, Morehouse College,

Cedars Sinai Medical Center, Fulcrum Venture Capital Corporation, Art Center College of Design located in Pasadena, California, the South Coast Air Quality Management District Brain Tumor and Air Pollution Foundation and the University of Chicago Graduate School of Business Advisory Council.

Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with and extensive knowledge of the Company and of the markets and communities in which the Company operates, which makes him an excellent candidate for the Board.

Paul C. Hudson is the Chief Executive Officer and Chairman of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board in 1985 and served in various positions prior to becoming Chairman and Chief Executive Officer in 2007. Mr. Hudson currently serves on several nonprofit boards, including the Board of Directors of the California Housing Finance Agency and Abode Communities.

Mr. Hudson brings to his position almost 30 years of executive management experience with the Company and over 25 years as its leader. He is responsible for developing the Company from a relatively small mutual thrift institution into one of the largest African American thrift institutions in the United States. He has an extensive knowledge of the history of the Company and the markets in which it operates. He is well versed in the regulatory and other issues facing the Company and the banking industry.

Javier León is the Managing Director of Andell Sports Group, which oversees the sports and related assets of Andell Holdings and has served in that capacity since 2008. Mr. Leon oversees the business and operations of the Chicago Fire, a professional soccer team, on behalf of its owner. He is involved in strategic planning and marketing, as well as the development, of Hispanic community and public relations strategies and programs. Prior to joining Andell Sports Group, Mr. Leon served as the Chief Executive Officer of Chivas USA Enterprises in Los Angeles from 2004 to 2007. Mr. León was a managing director in investment banking for Merrill Lynch, Deutsche Bank and ING-Barings from 1992 to 2004. He received a bachelors degree from Claremont McKenna College and a Masters of International Management from the University of California at San Diego.

Mr. Leon has extensive experience in managing, planning for and operating businesses. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has experience in the capital markets. Mr. Leon’s experience in the areas of strategic planning and marketing, including marketing to Hispanic communities, makes him an excellent candidate for the Board.

Elrick Williams has been Chairman of Williams Group Holdings LLC, a privately held investment firm with offices in Chicago and Los Angeles, since the firm was established in 2006. Prior to his current position, Mr. Williams founded Allston Trading LLC in 2003 and retired as its Chief Executive Officer and Chairman in late 2008. Allston Trading LLC is a firm that specializes in algorithmic electronic trading of stocks, Treasury bonds, currencies, futures and options. Mr. Williams was employed as a trader from 1981 to 2003 by various securities trading companies.

Mr. Williams has extensive experience in planning for, managing and operating a financial services business. He also has significant experience in and knowledge of the equity markets. We believe Mr. Williams’ many years of hands-on business experience combined with his proven leadership skills make him an excellent candidate for the Board.

Director Independence

We have adopted standards for director independence pursuant to the Nasdaq Stock Market listing standards. The Board considered relationships, transactions and/or arrangements with each of its directors and determined that all seven of the Company’s non-employee directors are “independent” under applicable Nasdaq Stock Market listing standards and Securities and Exchange Commission (“SEC”) rules. Mr. Hudson has been determined not to be independent due to his position as Chief Executive Officer (“CEO”) of the Company.

Board Leadership Structure

Mr. Hudson has served as a member of our Board since 1985. Mr. Hudson became CEO of Broadway Federal in 1992 and Chairman of the Board in 2007. As Chairman of the Board and CEO of the Company, Mr. Hudson has general charge, supervision and control of the business and affairs of the Company, subject to the overall supervisory authority of the Board, and is responsible generally for ensuring that policy decisions of the Board are implemented as adopted. Mr. Hudson also provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. We believe this leadership structure is appropriate for the Company, in that the combined role of Chairman of the Board and CEO promotes unified leadership and direction for the Company and allows for a single, clear focus for management in executing the Company’s strategy and business plan.

Mr. Virgil Roberts has served as our Lead Director since 2007. The Lead Director’s role is to work with the Chairman to determine Board agenda items and foster contributions of other directors during Board deliberations and to lead Board deliberations during executive sessions.

Risk Oversight

The Board’s role in the Company’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board reviews these reports to enable it to understand and assess the Company’s risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. In accordance with our audit committee charter, the Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies as well as the procedures and the safety and soundness of the Company. The Loan Committee evaluates and manages credit risk and concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank’s loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation/Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements and the Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Identifying and Evaluating Nominees for Director

The Company’s Nominating Committee is charged with the responsibilities of identifying and recommending to the Board candidates for election as directors. The committee considers candidates suggested by its members, other directors and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. See “Stockholder Proposals for Presentation at the Annual Meeting” for additional information regarding stockholder nominations of director candidates.

All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Nominating Committee considers the qualifications of current directors and consults with other members of the Board, the CEO and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Director candidates who are not current directors are interviewed by members of the committee and the CEO and the results of those interviews are considered by the committee and the Board in their deliberations.

Neither the Nominating Committee nor the Board has a formal policy on the consideration of diversity in identifying director candidates, although both may consider diversity when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

Committees and Meetings of the Board

The Company has five Board committees: the Executive Committee, Audit Committee, Compensation/Benefits Committee, Special Capital Task Force Committee and Nominating Committee. The Board of Directors of the Bank has six committees: the Executive Committee, Audit/CRA/Compliance Committee, Compensation/Benefits Committee, Loan Committee, Internal Asset Review Committee and Nominating Committee.

Company Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Chan, Medina and Roberts. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board meetings, if required, to assist the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee held one meeting in 2010.

The Audit Committee consists of Messrs Maddox (Chairman), Medina and Williams. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function of the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for the engagement and oversight of the Company’s independent auditors. The Audit Committee held eleven meetings during 2010. The Audit Committee has a written charter, which was included as Appendix A to the Company’s 2010 annual meeting proxy statement. The members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Roberts and León. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation/Benefits Committee has a written charter, which was included as Appendix B to the Company’s 2010 annual meeting proxy statement. The Compensation/Benefits Committee held nine meetings during 2010.

The Special Capital Task Force Committee consists of Messrs. Williams (Chairman), Chan, Roberts and León. This committee is responsible for overseeing the development of capital raising strategies, compliance with the U.S. Department of the Treasury’s Troubled Asset Relief Program (‘TARP”), repayment of TARP, applications and evaluations of merger opportunities, joint ventures and private equity partnerships at the Company level. The Committee held nine meetings in 2010.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates to the Board. The Nominating Committee held two meetings in 2010. Nominees for the 2011 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders. The Nominating Committee’s duties and responsibilities and the qualifications for director nominees are described in the Nominating Committee Charter, which was included as Appendix C to the Company’s 2010 annual meeting proxy statement. The members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

Bank Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Chan, Medina and Roberts. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem identification and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, if required, and assists the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee held one meeting in 2010.

The Audit/CRA/Compliance Committee consists of Messrs. Maddox (Chairman), Medina and Williams. The Audit/CRA/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for the engagement and oversight of the Bank’s independent auditors. The Audit/CRA/Compliance Committee held eleven meetings during 2010.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Roberts and León. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters, as well as the appraisal of the CEO’s performance, determination of his salary and making recommendations regarding such matters for approval by the Board. The committee held nine meetings during 2010.

The Internal Asset Review Committee consists of Messrs Medina (Chairman) and Davidson. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank’s allowance for loan losses. This committee held eight meetings in 2010.

The Loan Committee consists of Messrs. Chan (Chairman), Maddox and Roberts, and Messrs. Bradshaw and McKesson, who are not Board members but serve as the Bank’s President and Chief Loan Officer, respectively. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies and approving specific loans in accordance with the Bank’s loan policy. The committee held seven meetings during 2010.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates to the Board. The Nominating Committee held two meetings in 2010. Nominees for the 2011 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders.

Board Meetings

The Boards of Directors of the Company and the Bank each held eleven regular meetings during 2010. The Company’s Board of Directors held two special meetings in 2010 and the Bank’s Board of Directors also held two special meetings in 2010. All directors attended at least 75% of all meetings held during 2010 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board to attend the annual meeting of stockholders. Five of the seven outside directors of the Company attended the 2010 Annual Meeting of Stockholders.

Communications with the Board

The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board are reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including Statement of Accounting Standards (“SAS”) 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010. The Committee has also recommended to the Board the selection of the Company’s independent registered public accounting firm.

Audit Committee

Mr. A. Odell Maddox, Chairman

Mr. Daniel A. Medina

Mr. Elrick Williams

EXECUTIVE OFFICERS

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Wayne-Kent A. Bradshaw	63	President / Chief Operating Officer of the Company and the Bank since February 2009. Regional President and National Manager for Community and External Affairs at Washington Mutual Bank from 2004 to 2009.

Samuel Sarpong	50	Senior Vice President / Chief Financial Officer of the Company and the Bank since 2005. First Vice President / Chief Compliance Officer and Internal Audit Director of the Bank from 2004 to 2005.

Wilbur A. McKesson Jr.	57	Senior Vice President / Chief Loan Officer of the Company since 2007. Vice President for Affordable Housing of Option One Mortgage Corporation from 2002 to 2007.

(1)	As of December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth a summary of certain information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and our three most highly compensated executive officers for services rendered in all capacities during 2010, 2009 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total ($)
Paul C. Hudson	2010	$300,000	—	—	$141,761	$37,633	$479,394
Chief Executive Officer	2009	$286,667	—	—	$133,526	$34,549	$454,742
	2008	$210,000	$81,418	—	$126,007	$29,864	$447,289

Wayne-Kent A. Bradshaw (6)	2010	$210,000	—	—	—	$33,725	$243,725
Chief Operating Officer	2009	$178,750	—	$224,250	—	$26,232	$429,232
	2008	—	—	—	—	—	—

Samuel Sarpong	2010	$172,601	—	—	—	$21,457	$194,058
Chief Financial Officer	2009	$161,551	—	—	—	$19,332	$180,883
	2008	$150,000	$50,067	$49,350	—	$19,205	$268,622

Wilbur McKesson	2010	$165,191	—	—	—	$25,866	$191,057
Chief Lending Officer	2009	$159,811	—	—	—	$28,545	$188,356
	2008	$155,625	$51,944	$131,600	—	$22,692	$361,861

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.
(2)	The amounts shown represent performance-based bonuses earned in 2008 but paid in 2009. No performance-based bonuses were earned in 2009 and 2010.
(3)	Represents the grant date fair value of option awards granted under the Company’s Long-Term Incentive Plans. Option awards vest 20% per year from the date of the grant and are fully vested in year five. The maximum term of each option is ten years. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 14 of the Notes to Consolidated Financial Statements, as filed with the SEC on Form 10-K for the year ended December 31, 2010 and included in our Annual Report to Stockholders.
(4)	The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the change in the actuarial present value of the accumulated benefits under this agreement. The income from a bank owned life insurance policy reduces the expense related to the Salary Continuation Agreement. The present value of the accumulated benefit under this agreement, which is determined using a discount rate of 6%, is reflected in our Consolidated Financial Statements as of December 31, 2010.
(5)	Includes amounts paid by the Company to the 401(k) account of the executive officer, and estimated allocations under our Employee Stock Ownership Plan. Also includes perquisites and other benefits consisting of automobile and phone allowances, and premiums paid for medical, dental and group term life insurance policies.
(6)	Wayne-Kent A. Bradshaw commenced his employment as the Bank’s President and Chief Operating Officer in February 2009.

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(2)	Option Exercise Price(3)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)	Market Value of Shares or Units of Stock That Have Not Vested(6)
Paul C. Hudson	29,718	—	$6.68	07/25/12	—	—
Wayne K. Bradshaw	15,000	60,000	$4.98	03/18/19	—	—
Samuel Sarpong	10,000	—	$13.11	04/21/14	—	—
	12,000	3,000	$10.25	05/24/16	600	$1,458
	6,000	9,000	$5.95	10/22/18	—	—
Wilbur McKesson	16,000	24,000	$5.95	10/22/18	—	—

(1)	The stock options shown are immediately exercisable.
(2)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(3)	Based upon the fair market value of a share of Company common stock on the date of grant.
(4)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.
(5)	Shares vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(6)	Based upon a fair market value of $2.43 per share for the Company common stock as of December 31, 2010.

Salary Continuation

Under the 2006 Salary Continuation Agreement, upon termination of employment after Mr. Paul Hudson reaches age 65, he will receive an annual benefit of $100,000, divided into 12 equal monthly payments, for 15 years. The normal retirement age is defined as age 65. The agreement includes provisions for early termination, disability, termination for cause, death and change in control.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation(3)	Total
Kellogg Chan	$22,000	$4,825	—	$26,825
Robert C. Davidson	$22,000	$4,825	$5,485	$32,310
Javier León	$14,000	$4,825	—	$18,825
A. Odell Maddox	$20,500	$4,825	$4,616	$29,941
Daniel Medina	$22,000	$4,825	—	$26,825
Virgil Roberts	$21,500	$4,825	—	$26,325
Elrick Williams	$20,500	$4,825	—	$25,325

(1)	Includes payments of annual retainer fees, fees paid to chairmen of Board committees, and meeting attendance fees.
(2)	Represents the grant date fair value of option awards granted under the Company’s Long-Term Incentive Plan. Option awards vest immediately and the maximum term of each option is ten years. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 14 of the Notes to the Consolidated Financial Statements, as filed with the SEC on Form 10-K for the year ended December 31, 2010 and included in our Annual Report to Stockholders.
(3)	Includes premiums paid for medical, dental and group term life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Bank made a loan of $550,000 to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of March 31, 2011, the outstanding balance of the loan was $449,648.

Mr. Elrick Williams is a director of both the Company and the Bank and holds a non-controlling interest in Williams Group Holdings (“WGH”). On September 26, 2006, the Bank made a loan of $3,250,000 to Gemini Basketball (“Gemini”). In October 2007, WGH made a minority investment in Gemini. In October of 2008, the Bank made an additional $750,000 loan to Gemini. The outstanding balance on the loan is $4,000,000. In January 2009, WGH acquired a majority interest in Gemini. The loan had an initial rate of 6.50% for one year and a variable rate thereafter equal to 2.50% over the Wall Street Journal Prime Rate. Since inception, payments on the loan have been made as agreed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to report to the SEC their initial ownership of shares of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act.

Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% stockholders were timely met.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. This appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Crowe Horwath is not ratified by the stockholders, the Audit Committee will consider the stockholders’ vote in deciding whether to reappoint Crowe Horwath as independent registered public accounting firm in the future.

It is anticipated that representatives of Crowe Horwath will be present at the Annual Meeting. The Crowe Horwath representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders. Crowe Horwath performed the independent audit of the Company’s financial statements for the fiscal years ended December 31, 2010 and 2009.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

Before the Company’s independent accountants are engaged to render non-audit services for the Company or the Bank, the Audit Committee approves each engagement. The Audit Committee also preapproved all of the audit and audit-related services provided by Crowe Horwath LLP for the year ended December 31, 2010 and 2009. The following table sets forth the aggregate fees billed to us by Crowe Horwath LLP for the years indicated.

	2010	2009
	(In thousands)
Audit fees (1)	$160	$228
Audit-related fees (2)	12	24
All other fees	—	1	(3)

Total fees	$172	$253

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Consultation fees billed for professional services rendered for the 2010 and 2009 Independent Accountant’s Report on Management’s Assertion About Compliance with Minimum Servicing Standards (USAP) and for professional services rendered for consultation regarding management’s assessment of the adequacy of internal control over financial reporting for 2009 and for providing a consent for a Form S-8 filing for 2009.
(3)	Fees billed for professional services rendered for consultation regarding CEO bonus limitations for TARP recipients.

PROPOSAL 3. NON-BINDING STOCKHOLDER APPROVAL OF EXECUTIVE

COMPENSATION

The Company has issued two series of preferred stock to the U.S. Department of the Treasury pursuant to the Capital Purchase Program component of the Treasury Department’s Troubled Asset Relief Program, or TARP. The American Recovery and Reinvestment Act of 2009, which was signed into law on February 17, 2009, imposes a number of requirements for participants in the TARP Capital Purchase Program. One of the requirements is that at each annual meeting of stockholders during the period in which any TARP obligation (which term includes the preferred stock the Company issued to the Treasury Department) remains outstanding, TARP recipients must include a separate nonbinding “say on pay” stockholder vote on the compensation of their executive officers among the matters to be considered and voted upon at each annual meeting of stockholders.

This proposal gives you, as a stockholder, the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Broadway Financial Corporation approve the compensation of executive officers as described in the executive compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board or the Company’s Compensation/Benefits Committee. However, the Compensation/Benefits Committee may, in its sole discretion, take into account the outcome of the stockholders’ vote when considering future executive compensation arrangements.

We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders and that our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executive officers as disclosed in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Company’s compensation of executive officers.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2012 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 18, 2012, or such later date as may be designated by the Board if the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) is not held in June. The Board will review any stockholder proposal that is filed as required and will determine whether such proposal meets applicable criteria for inclusion in the proxy solicitation materials and for consideration at the 2012 Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2012 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 22, 2012, or such later date as may be designated by the Board if the 2012 Annual Meeting is not held in June, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders to be considered at the 2012 Annual Meeting. Such notice must state the nominee’s name, age, business and residence addresses and principal occupation or employment and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-K

The Company’s 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K and contains the Company’s consolidated financial statements for the year ended December 31, 2010, accompanies this Proxy Statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, without the accompanying exhibits, by sending a written request to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson
Secretary
August 16, 2011

Broadway Financial Corporation

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IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Annual Meeting Proxy Card

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☐ Mark here to vote **FOR** all nominees

☐ Mark here to **WITHHOLD** vote from all nominees

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP as the independent registered public accounting firm of Broadway Financial Corporation for the year ending December 31, 2011.	☐	☐	☐
3. Nonbinding proposal to approve executive compensation as described in the Annual Meeting Proxy Statement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

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1 U P X 1 1 6 1 8 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Broadway Financial Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: 01—Albert O. Maddox 02—Daniel Medina 03—Virgil Roberts

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

2. RATIFICATION HORWATH LLP OF as APPOINTMENT the independent OF registered CROWE public year accounting ending firm December of Broadway 31, 2011. Financial Corporation for the

For the box All EXCEPT to the left- and To withhold the corresponding a vote for one numbered or more box(es) nominees, to the mark right.

01 02 03

For Against Abstain

3. Nonbinding described in proposal the Annual to approve Meeting executive Proxy Statement. compensation as

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BROADWAY FINANCIAL CORPORATION

REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 21, 2011 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby constitute and appoint Paul C. Hudson, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2011 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, September 21, 2011 at 2:00p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS.

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”).

(continued and to be signed on the reverse side)